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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                            ----------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     Pursuant to Section 12(b) or 12(g) of
                      the Securities Exchange Act of 1934

                            ----------------------

                        CHOICE HOTELS FRANCHISING, INC.
            (Exact name of registrant as specified in its charter)

           Delaware                                      52-1209792
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

   10750 Columbia Pike                                     20901
 Silver Spring, Maryland                                 (Zip Code)
(Address of principal executive
        offices)

                                (301) 979-5000
             (Registrant's telephone number, including area code)

                          ----------------------

       Securities to be registered pursuant to Section 12(b) of the Act:


  Title of class to                               Name of each exchange on
  be so registered                            which class is to be registered
  ----------------                            -------------------------------
    Common Stock                                  New York Stock Exchange
(Par Value $.01 share)


       Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

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                       CHOICE HOTELS INTERNATIONAL, INC.

                 CROSS-REFERENCE SHEET BETWEEN PROXY STATEMENT
                              AND ITEMS OF FORM 10

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Item
 No.        Item Caption                   Location in Proxy Statement
----        ------------                   ---------------------------
 1.   Business....................  "Proxy Statement Summary"; "Proposal One:
                                    Ratification of the Distribution--Certain
                                    Information Concerning Franchising--
                                    Management's Discussion and Analysis of
                                    Financial Conditions and Results of
                                    Operations"; and "Proposal One: Ratification of the Distribution--Certain Information Concerning Franchising--Business and
                                    Properties."

 2.   Financial Information.......  "Proxy Statement Summary"; "Proposal One:
                                    Ratification of the Distribution--Certain
                                    Information Concerning Franchising--Pro
                                    Forma Financial Data"; "Proposal One:
                                    Ratification of the Distribution--Certain
                                    Information Concerning Franchising--Selected
                                    Historical Financial Data"; and "Proposal
                                    One: Ratification of the Distribution--
                                    Certain Information Concerning Franchising--
                                    Management's Discussion and Analysis of
                                    Financial Condition and Results of
                                    Operations."

 3.   Properties..................  "Proposal One: Ratification of the
                                    Distribution--Business and Properties."

 4.   Security Ownership            "Proposal One: Ratification of the
       of Certain Beneficial        Distribution--Certain Information
       Owners and Management......  Concerning Franchising--Security Ownership."

 5.   Directors and Executive       "Proposal One:  Ratification of The
       Officers...................  Distribution--Certain Information Concerning
                                    Franchising--Management."

 6.   Executive Compensation......  "Proposal One: Ratification of The
                                    Distribution--Certain Information Concerning
                                    Franchising--Management"; and "Proposal
                                    One: Ratification of The Distribution--
                                    Certain Information Concerning Franchising--
                                    Liability and Indemnification of Officers and Directors."

 7.   Certain Relationships and     "Proposal One:  Ratification of The
       Related Transactions.......  Distribution--Certain Information Concerning
                                    Franchising--Certain Relationships and
                                    Related Transactions."

 8.   Legal Proceedings...........  "Proposal One: Ratification of The
                                    Distribution--Certain Information Concerning
                                    Franchising--Business and Properties."

 9.   Market Price of and           "Proposal One:  Ratification of the
       Dividends on the             Distribution--The Distribution--Listing and
       Registrant's Common          Trading of Franchising Common Stock."
       Equity and Related
       Stockholder Matters........
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Item
 No.              Item Caption           Location in Proxy Statement
----              ------------           ---------------------------
 10.  Recent Sales of Unregistered
       Securities................   Not applicable.

 11.  Description of Registrant's   "Proposal One:  Ratification of the
       Securities to be             Distribution--Certain Information Concerning
       Registered................   Franchising--Liability and Indemnification
                                    of Officers and Directors."

 12.  Indemnification of            "Proposal One:  Ratification of the
       Directors and Officers....   Distribution--Certain Information
                                    Concerning Franchising--Liability and
                                    Indemnification of Officers and Directors."

 13.  Financial Statements and      "Proxy Statement Summary"; "Proposal One:
       Supplementary Data........   Ratification of the Distribution--Certain
                                    Information Concerning Franchising--Pro
                                    Forma Financial Data"; "Proposal One:
                                    Ratification of the Distribution--Certain
                                    Information Concerning Franchising--Selected
                                    Historical Financial Data of Franchising";
                                    "Proposal One: Ratification of the
                                    Distribution--Certain Information Concerning
                                    Franchising--Management's Discussion and
                                    Analysis of Financial Condition and Results of Operations"; and "Financial Statements."

 14.  Changes in and Disagreements  Not applicable.
       with Accountants and
       Accounting and Financial
       Disclosure................

 15.  Financial Statements and      "Financial Statements"; and "Exhibit
       Exhibits..................   Index."
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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Silver Spring, State of Maryland, on September 19, 1997.

                              CHOICE HOTELS FRANCHISING, INC.

                              By:  /s/  William R. Floyd
                                   ------------------------------------------
                                   Name: William R. Floyd
                                   Title: Chairman, Chief Executive Officer
                                            and Director

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                        CHOICE HOTELS FRANCHISING, INC.

                                 EXHIBIT INDEX

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 Exhibit
 Number                 Description
 ------                 -----------
   2.01 Form of Distribution Agreement between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  *3.01 Form of Restated Certificate of Incorporation of Choice Hotels Franchising, Inc.

  *3.02         Form of Amended and Restated Bylaws of Choice Hotels
                International, Inc.

   4.01         Form of Common Stock Certificate

  10.01 Form of Strategic Alliance Agreement between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.02 Form of Employee Benefits and Other Employment Matters Allocation Agreement by and between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.03 Form of Employee Benefits Administration Agreement by and between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.04 Form of Tax Administration Agreement between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.05 Form of Tax Sharing Agreement between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.06         Form of Amendment to Corporate Services Agreement by and among Manor
                Care, Inc., Choice Hotels Franchising, Inc. and Choice Hotels
                International, Inc.

  10.07         Form of Amendment to Risk Management Consulting Services
                Agreement by and among Manor Care, Inc., Choice Hotels Franchising,
                Inc. and Choice Hotels International, Inc.

  10.08 Form of Office Sublease by and between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.09 Form of Noncompetition Agreement between Choice Hotels Franchising, Inc. and Choice Hotels International, Inc.

  10.10         Form of Guaranty by Choice Hotels Franchising, Inc. to Manor
                Care, Inc.

  10.11 Form of Intercompany Note from Choice Hotels International, Inc. to Choice Hotels Franchising, Inc.

  10.12         Solvency Opinion of American Appraisal Associates dated
                September 16, 1997

  21.01         Subsidiaries of Choice Hotels Franchising, Inc.

  23.01         Report of Independent Public Accountants

  27.01         Financial Data Schedule

  99.01         Schedule II -- Valuation and Qualifying Accounts

  99.02         Proxy Statement
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*    Filed as an exhibit to the Choice Hotel International, Inc. Proxy
     Statement, which is included as Exhibit 99.02 hereto.


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